EXHIBIT G.a
POWER OF ATTORNEY
AND
APPOINTMENT OF AUTHORIZED REPRESENTATIVE
     Japan Finance Organization for Municipalities (“JFM”) hereby constitutes and appoints Yuji Watanabe and any other person succeeding such person in such office, the agent and attorney-in-fact of JFM, with full power to take the following actions on behalf and in the name of JFM:
     1. To sign a registration statement (the “Registration Statement”) under the United States Securities Act of 1933, as amended, relating to guaranteed debt securities (the “Securities”) of JFM and the guarantee thereof by Japan (the “Guarantee”), which Registration Statement shall include a prospectus relating to $680,372,392 aggregate principal amount of Securities and the Guarantee thereof covered by Registration Statement No. 333-123757 of Japan Finance Corporation for Municipal Enterprises and Japan, and one or more amendments and post-effective amendments to the Registration Statement, and to cause the same or any supplement to the prospectus contained in the Registration Statement or any post-effective amendment thereto to be filed with the United States Securities and Exchange Commission, together with such exhibits and other documents as may be necessary or appropriate;
     2. To sign such applications, certificates, consents and other documents as may be necessary or appropriate from time to time in connection with the qualification of the Securities and the Guarantee under the securities or blue sky laws of States of the United States of America and to cause them to be filed with the securities or blue sky law commissions of such States;
     3. To sign such applications, registration statements, certificates, consents, indemnifications and other documents in respect of any series of Securities as may be necessary or appropriate from time to time for the purposes of (a) listing any series of such Securities on the New York Stock Exchange and registering any series of such Securities under the United States Securities Exchange Act of 1934, as amended, and (b) listing any series of such Securities on the Official List of the Financial Services Authority in the United Kingdom and admitting any series of such Securities to trading on the Regulated Market of the London Stock Exchange, and to cause such documents to be filed with, or submitted to, the New York Stock Exchange, the United States Securities and Exchange Commission, the Financial Services Authority in the United Kingdom and the London Stock Exchange, together with such exhibits or other documents as may be necessary or appropriate;
     4. To sign one or more annual reports of JFM on Form 18-K and amendments thereto (the “Reports”), and to cause the same to be filed with the United States Securities and Exchange Commission, together with such exhibits and other documents as may be necessary or appropriate; and
     5. To sign such other documents, to take such other actions and to do such other things as said agent and attorney-in-fact may deem necessary or appropriate from time to time in connection with the foregoing.
     JFM hereby appoints and designates said agent and attorney-in-fact, and any other person succeeding such person in such office, the authorized representative of JFM and the person duly authorized to receive communications and notices from the United States Securities and Exchange Commission with respect to the Registration Statement, the Reports and amendments thereto.
     JFM hereby ratifies and confirms all that said representative, attorney-in-fact and agent shall do or cause to be done by virtue hereof.

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     IN WITNESS WHEREOF, this power of attorney has been executed on behalf of JFM by its President and Chief Executive Officer thereunto authorized on the 27th day of October 2009.

Japan Finance Organization for
Municipalities

By	/s/ Yuji Watanabe
Yuji Watanabe
President and Chief Executive Officer

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